    As filed with the Securities and Exchange Commission on April 22, 1998

                     Registration Statement No. 333-
                                                    ------

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ------------------------

                      MISSISSIPPI VALLEY BANCSHARES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

              Missouri                               43-1336298
      ------------------------           ----------------------------------
      (State of incorporation)           I.R.S. Employer Identification No.

     700 Corporate Plaza Drive, St. Louis, Missouri          63105
     ---------------------------------------------------------------
          (Address of Principal Executive Office)         (Zip Code)


                   1991 STOCK OPTION PLAN (FIVE-YEAR OPTIONS)
                   ------------------------------------------
                           (Full title of the plan)

                                Andrew N. Baur
                     Chairman and Chief Executive Officer
                      Mississippi Valley Bancshares, Inc.
                           700 Corporate Plaza Drive
                           St. Louis, Missouri 63105
                    ---------------------------------------
                    (Name and address of agent for service)

                                (314) 268-2580
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)



                                            CALCULATION OF REGISTRATION FEE

======================================================================================================================

Title of securities         Amount to be          Proposed maximum             Proposed maximum          Amount of
 to be registered            registered       offering price per share     Aggregate offering price   registration fee
-------------------         ------------      ------------------------     ------------------------   ----------------
Common Stock, par          570,000 shares             $41.25<F*>                $23,512,500.00           $6,936.19
value $1.00 per share

======================================================================================================================

<F*>Average of high and low trading prices of registrant's Common Stock as quoted on the NASDAQ National Market on April 16, 1998.

                           ------------------------

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



      This Registration Statement is being filed for the purpose of registering additional securities of the same class (common stock, par value $1.00 per share) as other securities for which an earlier registration statement on Form S-8 relating to the same employee benefit plan is effective.
      Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement, File No. 33-70208, are hereby incorporated by reference.



ITEM 5:   INTEREST OF NAMED EXPERTS AND COUNSEL.  Frederick O. Hanser, who is
          -------------------------------------
of counsel to the law firm of Armstrong, Teasdale, Schlafly & Davis, the firm giving the opinion set forth in Exhibit 5 of this Registration Statement, is a member of the Board of Directors of the registrant and owns 64,410 shares (<1%) of the registrant's common stock.

ITEM 8:  EXHIBITS.  The Exhibits listed in the Exhibit Index below, hereby
         --------
incorporated by reference, are filed as a part of this Registration
Statement.

                                  SIGNATURES
                                  ----------


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 16, 1998.

                              MISSISSIPPI VALLEY BANCSHARES, INC.


                              By:   /s/ ANDREW N. BAUR
                                   ----------------------------
                                   Andrew N. Baur, Chairman and
                                   Chief Executive Officer



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      Each person whose signature appears below constitutes and appoints Andrew N. Baur and Linn H. Bealke his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

April 16, 1998          /s/ ANDREW N. BAUR                                Chairman, Chief Executive
      --                --------------------------------                  Officer and Director
                        Andrew N. Baur                                    (Principal Executive Officer)


April   , 1998                                                            President and Director
      --                --------------------------------
                        Linn H. Bealke


April 20, 1998          /s/ JOHN T. BAUMSTARK                             Director
      --                --------------------------------
                        John T. Baumstark




April   , 1998                                                            Director
      --                --------------------------------
                        Alice C. Behan


April 20, 1998          /s/ WILLIAM H. T. BUSH                            Director
      --                --------------------------------
                        William H. T. Bush


April   , 1998                                                            Director
      --                --------------------------------
                        Franklin J. Cornwell, Jr.


April 20, 1998          /s/ THEODORE P. DESLOGE, JR.                      Director
      --                --------------------------------
                        Theodore P. Desloge, Jr.


April 20, 1998          /s/ LOUIS N. GOLDRING                             Director
      --                --------------------------------
                        Louis N. Goldring


April   , 1998                                                            Director
      --                --------------------------------
                        Richard T. Grote


April 20, 1998          /s/ FREDERICK O. HANSER                           Director
      --                --------------------------------
                        Frederick O. Hanser


April   , 1998                                                            Director
      --                --------------------------------
                        Donna D. Lambert


April 20, 1998          /s/ MICHAEL D. LATTA                              Director
      --                --------------------------------
                        Michael D. Latta


April 20, 1998          /s/ MONT S. LEVY                                  Director
      --                --------------------------------
                        Mont S. Levy


April   , 1998                                                            Director
      --                --------------------------------
                        Lewis B. Shepley


April 17, 1998          /s/ PAUL M. STRIEKER                              Executive Vice President,
      --                --------------------------------                  Controller, Assistant
                        Paul M. Strieker                                  Secretary and Chief
                                                                          Financial Officer

                                              EXHIBIT INDEX
Exhibit                                        Description
-------                                        -----------
   5              Opinion of Armstrong, Teasdale, Schlafly & Davis regarding legality of shares being registered.

 23.1             Consent of Armstrong, Teasdale, Schlafly & Davis (incorporated in Exhibit 5).

 23.2             Consent of Ernst & Young, LLP.

 24               Powers of Attorney (see Signature Page).